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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2006

ISRAEL TECHNOLOGY ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51259	20-2374143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Gush Etzion, 3rd Floor, Givaat Shmuel, Israel	54030
(Address of Principal Executive Offices)	(Postal Code)

Registrant’s telephone number, including area code: (011) 972-3-532-5918

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On April 4, 2006, Israel Technology Acquisition Corp. (the “Company”) entered into an amendment (“Amendment”) to the Investment Management Trust Agreement, dated as of July 12, 2005, between the Company and Continental Stock Transfer & Trust Company. The Amendment was entered into to allow the Company to invest the proceeds raised in its initial public offering currently held in its trust account for the benefit of the Company’s public stockholders in any open ended investment company registered under the Investment Company Act of 1940 (“Investment Company Act’) that holds itself out as a money market fund meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 promulgated under the Investment Company Act, in addition to “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits:

Exhibit 10.1	Amendment, dated April 4, 2006, between the Company and Continental Stock Transfer & Trust Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2006	ISRAEL TECHNOLOGY ACQUISITION CORP.

	By:	/s/ Israel Frieder

Name: Israel Frieder Title: Chief Executive Officer